As filed with the Securities and Exchange Commission on August 7, 1998.
                                        Registration No. 333- _____________
___________________________________________________________________________
___________________________________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                               _____________

                                 FORM S-3
                          REGISTRATION STATEMENT

                                   Under
                        THE SECURITIES ACT OF 1933

                               _____________

                               AIRGAS, INC.
          (Exact name of registrant as specified in its charter)

           Delaware                           56-0732648
     (State or other jurisdiction of          (I.R.S. Employer
     incorporation or organization)           Identification No.)

                          Radnor Court, Suite 100
                       259 North Radnor-Chester Road
                        Radnor, Pennsylvania 19087
                              (610) 687-5253
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
                               _____________

                          TODD R. CRAUN, ESQUIRE
                               AIRGAS, INC.
                          Radnor Court, Suite 100
                       259 North Radnor-Chester Road
                        Radnor, Pennsylvania  19087
                              (610) 687-5253
            (Address, including zip code, and telephone number,
                including area code, of agent for service)
                               _____________

                                 Copy to:

                          NANCY D. WEISBERG, ESQ.
                        McCAUSLAND, KEEN & BUCKMAN
                          Radnor Court, Suite 160
                       259 North Radnor-Chester Road
                        Radnor, Pennsylvania 19087
___________________________________________________________________________
___________________________________________________________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /___/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                               _____________

                      CALCULATION OF REGISTRATION FEE

     Title of each class    Amount to be   Proposed maximum   Proposed       Amount of
     of securities to be    registered     offering price     maximum        registration
     registered                            per share(1)       offering       fee
                                                              price
     Common Stock, $.01
     par value per share    707,010 (2)    $12.75             $9,102,753.75  $2,686


     _____________________

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 based upon the average of the low and high prices of Registrant's Common Stock on August 6, 1998 on the New York Stock
Exchange.

     (2) 16,503 shares of the Registrant's Common Stock are being carried over from the Registrant's Registration No. 33-61899. A registration fee in the amount of $1,208 was paid with the Registrant's filing of Registration No.
33-61899.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained herein (i) relates to the Registrant's earlier Registration Statement on Form S-3 (33-61899) and updates the information contained therein and (ii) relates to additional shares of Common Stock of the Registrant issuable upon exchange of shares in certain of the Registrant's operating subsidiaries.

                               AIRGAS, INC.
                     CROSS REFERENCE SHEET PURSUANT TO
                       ITEM 501(b) OF REGULATION S-K



     Item No.  Form S-3 Caption                  Prospectus Page or Caption
     -------   ----------------                  --------------------------

     1.        Forepart of the Registration      Facing Page; Cross
               Statement and Outside             Reference Sheet; Outside
               Front Cover Page of Prospectus    Front Cover Page

     2.        Inside Front and Outside Back     Inside Front Cover Page;
               Cover Pages of Prospectus         Outside Back Cover Page

     3.        Summary Information, Risk         Not Applicable
               Factors and Ratio of Earnings
               to Fixed Charges

     4.        Use of Proceeds                   Use of Proceeds

     5.        Determination of Offering Price   Not Applicable

     6.        Dilution                          Not Applicable

     7.        Selling Security Holders          Selling Stockholders

     8.        Plan of Distribution              Plan of Distribution

     9.        Description of Securities to      Incorporated by Reference
               be Registered                     from the Registrant's
                                                 Registration Statement
                                                 on Form 8-A

    10.        Interests of Named Experts        Legal Matters
               and Counsel

    11.        Material Changes                  Not Applicable

    12.        Incorporation of Certain          Incorporation by Reference
               Information by Reference

    13.        Disclosure of Commission          Not Applicable
               Position on Indemnification
               for Securities Act Liabilities

PROSPECTUS
____________

                               AIRGAS, INC.
                               ____________

                      723,513 Shares of Common Stock


     Up to 723,513 Shares (the "Shares") of Airgas, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), may be offered from time to time under this Prospectus by stockholders who were previously minority interest stockholders of the Company's operating subsidiaries (the "Selling Stockholders"). The Shares have been issued by the Company upon the exchange of shares (the "Subsidiary Shares") in the Company's operating subsidiaries acquired by the Selling Stockholders pursuant to exchange rights agreements. See "Selling Stockholders."

     Neither the sale of the Subsidiary Shares nor the issuance of the Shares by the Company to the Selling Stockholders upon the exchange of the Subsidiary Shares are being registered hereunder. Only the resale of the Shares by the Selling Stockholders is covered by this Prospectus. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Stock is traded on the New York Stock Exchange. The last reported sale price of the Common Stock, on August 6, 1998, as reported on the New York Stock Exchange, was $12.875 per share.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR HAS
                  THE COMMISSION PASSED UPON THE ACCURACY
                      OR ADEQUACY OF THIS PROSPECTUS.
                         ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL
                                 OFFENSE.




               The date of this Prospectus is _______, 1998.

                           AVAILABLE INFORMATION
                         _________________________

     Airgas, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus concerning any contract or other document filed with or incorporated by reference in the Registration Statement are not necessarily complete, each statement being qualified in all respects by such reference. For further information regarding the Company and the Common Stock, reference is made to the Registration Statement, including the documents and exhibits filed or incorporated as a part thereof, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and copies of all or any part thereof may be obtained from such office upon payment of the fees prescribed by the Commission.

                        INCORPORATION BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-9344) are incorporated herein by reference:

     (1) The Company's annual report on Form 10-K for the fiscal year ended March 31, 1998;

     (2)  The Company's Proxy Statement dated July 1, 1998;

     (3)  The Company's current report on Form 8-K, dated July 31, 1998;

     (4) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1998; and

     (5) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A effective under Section 12(b) of the Exchange Act on December 19, 1986.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering made herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all information that has been incorporated by reference in this Prospectus (but not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this Prospectus incorporates), each such request to be addressed as follows: Todd R. Craun, Esquire, Airgas Inc., Radnor Court, 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087-5240, (610) 687-5253.

                                THE COMPANY

     The Company classifies its operations into three business segments:
Distribution, Direct Industrial and Manufacturing. The Company believes that it is the largest independent distributor of industrial, medical and specialty gases and related equipment in the U.S. Through its Direct Industrial segment, the Company sells an expansive line of metal working, safety, and other Maintenance, Repair and Operations ("MRO") products. The Company's manufacturing operations include the production of carbon dioxide, dry ice, specialty gases, atmospheric gases at two air separation plants, carbon products, calcium carbide and nitrous oxide. The Company's strategy is to focus on internal growth supplemented by the continued acquisition of industrial gas distributors. The Company also intends to strategically broaden its product line in order to increase sales in existing locations and to leverage its distribution network.

                               THE OFFERING

     The Shares offered hereby are being offered by the Selling Stockholders, who acquired the Shares from the Company upon the exchange by the Selling Stockholders of the Subsidiary Shares acquired by them pursuant to exchange rights agreements (the "Exchange Rights Agreements") entered into between the Company and each of the Selling Stockholders. See "Selling Stockholders." The Exchange Rights Agreements required the Selling Stockholders to exchange their Subsidiary Shares on a date designated by the Board of Directors of the Company (a "Mandatory Exchange"). The Board of Directors designated February 28, 1998 as the Mandatory Exchange date on which the Selling Stockholders were required to exchange their Subsidiary Shares. As a result of the Mandatory Exchange, the Company no longer has subsidiary minority stockholders pursuant to Exchange Rights Agreements.

     The number of shares of Common Stock received in exchange for Subsidiary Shares was determined based on a valuation of the Subsidiary Shares, as reviewed by an independent appraiser, and the market price of the Company's
Common Stock as of a specified valuation date. Of the total number of Shares offered hereby, 16,503 Shares were issued to the Selling Stockholders upon exchange of their Subsidiary Shares on a December 31, 1996 optional exchange.

     The Exchange Rights Agreements provide the Selling Stockholders with certain registration rights. The registration statement of which this Prospectus is a part has been filed by the Company in satisfaction of the Company's obligation to register the Shares for sale by the Selling Stockholders pursuant to the registration rights provided under the Exchange Rights Agreements. The sale of the Subsidiary Shares are not being registered hereunder.

                              USE OF PROCEEDS

     The Company will receive no proceeds from any sales of the Shares by the Selling Stockholders.

     The Company will pay all fees and expenses incurred by the Company in connection with registering the Shares for sale under the Securities Act.


                            PLAN OF DISTRIBUTION
                           ______________________

     The Shares registered for sale hereunder may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices. The sales may involve (a) a block transaction in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases.

     The Selling Stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate.
Brokers or dealers may receive compensation in the form of underwriting discounts, concessions or commissions (which compensation may be in excess of customary commissions). The Selling Stockholders and any brokers or dealers that participate in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. In the event that the Selling Stockholders engage an underwriter in connection with the sale of Shares, the Selling Stockholders have agreed to file with the Commission, as an exhibit to the registration statement of which this Prospectus is a part, an underwriting agreement, if any, entered into with such underwriter and to disclose any compensation arrangement between the Selling
Stockholders and the underwriter in a supplement to this Prospectus or, if required, in a post-effective amendment to the registration statement of which this Prospectus is a part. Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

                           SELLING STOCKHOLDERS

     The following table sets forth as of May 31, 1998 certain information with respect to beneficial ownership of the Company's Common Stock by the Selling Stockholders. None of the individuals identified below owns more than 1% of the Company's outstanding Common Stock as of the date of this Prospectus. Unless otherwise indicated, the Selling Stockholders listed possess sole voting and investment power with respect to the shares listed.

                            Number of                              Number of
                            Shares Beneficially    Number of       Shares Beneficially
                            Owned Prior            Shares Being    Owned After
Selling Stockholders        to the Offering (1)    Offered         the Offering (1)
Dan L. Tatro (4)             29,889 (2)             20,348           9,541

Dale E. Hess (5)             48,701 (2)(3)          31,331          17,370

Patricia E. Paddock (6)      53,300 (2)(3)          22,523          30,777

Ronald Savage (7)           107,542 (2)(3)          90,314          17,228

James D. McCarthy, Jr.(8)   149,399 (2)(3)          89,031          60,368

Max D. Hooper (9)            28,881 (2)             27,094           1,787

Robert J. Finch (10)         24,002 (2)(3)           6,021          17,981

Richard W. Johnson (11)      93,395 (2)(3)           7,303          86,092

Henry B. Coker (12)          87,619 (2)(3)          49,226          38,393

Frank B. Sartain (13)         5,125 (2)              1,003           4,122

Jeff Allen (14)              80,765 (2)(3)          38,355          42,410

Charles Graves (15)          45,389 (2)(3)          17,561          27,828

David J. Bauer (16)          50,386 (2)(3)          31,108          19,278

Theodore D. Erkenbrack (17)  29,152 (2)             13,714          15,438

John Musselman (18)         177,363 (2)            121,477          55,886

James A. Muller (19)         62,531 (2)             56,474           6,057

Edward A. Lewis, Jr. (20)    20,293 (2)(3)           7,303          12,990

Charles Leggett (21)         24,526 (2)(3)          17,003           7,523

Joseph P. Featherstone (22)  22,362 (2)             16,836           5,526

Michel Imielinski (23)        8,015 (2)              5,631           2,384

Brian Watson (24)             7,605 (2)              5,631           1,974

Christopher Johnston (25)     6,488 (2)              5,631             857

Joseph P. Rollino (26)        9,951 (2)              6,523           3,428

Frank K. Bassoff (27)         9,932 (2)              6,523           3,409

Robert J. Bohrer (28)         9,534 (2)(3)           6,523           3,011

George Lawce (29)             8,811 (2)              6,523           2,288

Mark A. Straka (30)          30,303 (2)(3)           5,977          24,326

Ronald B. Rush (31)          58,610 (2)(3)           4,737          53,873

John T. Winn, III (32)       15,233 (2)              5,789           9,444

------------------------
(1)  Assumes that the Selling Stockholders sell all of the Shares being offered.

(2) Includes the following number of Shares of Common Stock which may be acquired by certain of the Selling Stockholders through the exercise of options which were exercisable within 60 days of May 31, 1998: Mr. Tatro, 9,438 shares; Mr. Hess, 10,325 shares; Ms. Paddock, 26,350 shares; Mr.
  Savage, 14,610 shares; Mr. McCarthy, 45,823 shares; Mr. Hooper, 1,438 shares; Mr. Finch, 17,430 shares; Mr. Johnson, 47,313 shares; Mr. Coker,
  30,039 shares; Mr. Sartain, 3,175 shares; Mr. Allen, 33,844 shares; Mr.
  Graves, 23,613 shares; Mr. Bauer, 10,926 shares; Mr. Erkenbrack, 13,385 shares; Mr. Musselman, 55,886 shares; Mr. Muller, 5,275 shares; Mr. Lewis,
  6,675 shares, Mr. Leggett, 3,575 shares; Mr. Featherstone, 1,913 shares;
  Mr. Imielinski, 492 shares; Mr. Watson, 492 shares; Mr. Johnston, 394 shares; Mr. Rollino, 3,063 shares; Mr. Bassoff, 2,363 shares; Mr. Bohrer,
  2,338 shares; Mr. Lawce, 2,288 shares; Mr. Straka, 19,205 shares; Mr. Rush,
  52,400 shares; and Mr. Winn, 3,550 shares.

(3) Includes the following number of shares of Common Stock held by certain of the Selling Stockholders under the Company's 401(k) Plan: Mr.
  Hess, 4,351 shares; Ms. Paddock, 158 shares; Mr. Savage, 1,430 shares; Mr.
  McCarthy, 13,310 shares; Mr. Finch, 296 shares; Mr. Johnson, 11,184 shares;
  Mr. Coker, 7,433 shares; Mr. Allen, 8,044 shares; Mr. Graves, 3,059 shares;
  Mr. Bauer, 6,805 shares; Mr. Lewis, 4,744 shares; Mr. Leggett, 3,456 shares; Mr. Bohrer, 525 shares; Mr. Straka, 3,572 shares; and Mr. Rush,
  1,204 shares.

(4) Mr. Tatro has been Senior Vice President of Airgas-Nor Pac, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Mr. Tatro served as President of Cascade Airgas, Inc., a former subsidiary of the Company, from January 1993 to December 1997.

(5)  Mr. Hess has been Vice President- Operations of Airgas-Intermountain,
  Inc. , a subsidiary of the Company, since January 1998.  Prior to that, Mr.
  Hess served as President of Mountain Airgas, Inc., a former subsidiary of the Company, from January 1991 to December 1997.

(6) Ms. Paddock has been President of Airgas-Nor Pac, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Ms. Paddock served as President of Pacific Airgas, Inc., a former subsidiary of the Company, from July 1993 to December 1997.

(7) Mr. Savage has been Senior Vice President of Airgas-West, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Mr. Savage served as President of Parsons Airgas, Inc., a former subsidiary of the Company, from May 1991 to December 1997.

(8)  Mr. McCarthy has been President of Airgas-Northern California &
  Nevada, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Mr. McCarthy served as President of Sierra Airgas, Inc., a former subsidiary of the Company, from January 1993 to December 1997.

(9) Mr. Hooper has been President of Airgas-West, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Mr. Hooper served as President of Southern California Airgas, Inc., a former subsidiary of the Company, from July 1996 to December 1997, and President of Arizona Welding
  Equipment, from July 1995 to June 1996.

(10) Mr. Finch has been Division Vice President- West since May 1998.
  Prior to that, Mr. Finch served as Vice President of  Airgas-Southwest,
  Inc., a subsidiary of the Company, from January 1998 to April 1998.  Mr.
  Finch was the President of Airgas Houston, Inc., a former subsidiary of the Company, from April 1995 to December 1997.

(11) Mr. Johnson has been Executive Vice President of Airgas-Mid
  South, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Mr. Johnson served as President of Delta Airgas, Inc., a former subsidiary of the Company, from August 1995 to December 1997.

(12) Mr. Coker has been President of Airgas-Gulf States, Inc. , a subsidiary of the Company, since January 1994.

(13) Mr. Sartain has been Vice President of Airgas-South, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Mr. Sartain served in various executive positions of Post Airgas, Inc., a former subsidiary of the Company, from July 1984 to December 1997.

(14) Mr. Allen has been President of Airgas-North Central, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Mr. Allen served as President of Central States Airgas, Inc., a former subsidiary of the Company, from April 1993 to December 1997.

(15) Mr. Graves has been President of Airgas-Mid Atlantic, Inc., a subsidiary of the Company since July 1998. Prior to that, Mr. Graves served as President of Airgas Ontario, Inc. , a former subsidiary of the Company, from April 1997 to June 1998, and served as President of Empire
  Airgas, Inc., a former subsidiary of the Company, from October 1991 to March 1997.

(16) Mr. Bauer has been President of Airgas-Mountain States, Inc. , a subsidiary of the Company, since June 1995. Prior to that, Mr. Bauer served as Vice President-Sales from December 1989 to May 1995.

(17) Mr. Erkenbrack  has been Regional Vice President of Airgas-North
  Central, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Mr. Erkenbrack served as President of Northern Airgas, Inc., a former subsidiary of the Company, from January 1993 to December 1997.

(18) Mr. Musselman has been Division President-East since April 1997.
  Prior to that, Mr. Musselman served as President of Northeast Airgas, Inc.
  from January 1989 to March 1997.

(19) Mr. Muller has been President of Airgas-Northeast, Inc.
  ("Northeast") , a subsidiary of the Company, since April 1997. Prior to that, Mr. Muller served as Vice President and General Manager of Northeast from November 1996 to March 1997 and as Vice President and General Manager of Northeast Airgas, Inc., a former subsidiary of the Company, from January
  1994 to October 1996.

(20) Mr. Lewis has been Executive Vice President of Airgas- South,
  Inc. , a subsidiary of the Company, since January 1998.   Prior to that,
  Mr. Lewis served as President of Post  Airgas, Inc., a former subsidiary of the Company, from August 1997 to December 1997 and as President of Keystone
  Airgas, Inc., a former subsidiary of the Company, from July 1995 to July
  1997.

(21) Mr. Leggett was President of Airgas-Mid Atlantic, Inc. , a subsidiary of the Company, from January 1998 to June 15, 1998. Prior to that, Mr. Leggett served as President of Potomac Airgas, Inc., a former subsidiary of the Company, from July 1995 to December 1997.

(22) Mr. Featherstone has been President of Red-D-Arc, Inc. ("Red-D-
  Arc"), a subsidiary of the Company, since June 1995.

(23) Mr. Imielinski has been Vice President-Rentals of Red-D-Arc, since June 1995.

(24) Mr. Watson has been Vice President-Rentals of Red-D-Arc, since
  June 1995.

(25) Mr. Johnston has been Vice President-Rentals of Red-D-Arc, since
  June 1995.

(26) Mr. Rollino was President of Rutland Tool & Supply Co., Inc.
  ("Rutland") (a company acquired by the Company in September 1996), from September 1996 to May 6, 1998. Prior to joining the Company, Mr. Rollino was Vice President of that company from August 1984 to August 1996.

(27) Mr. Bassoff has been Chief Financial Officer of  Rutland since
  September 1996. Prior to that, Mr. Bassoff was Chief Financial Officer of that company from December 1991 to August 1996.

(28) Mr. Bohrer has been Vice President of  Rutland since September
  1996. Prior to that, Mr. Bohrer was Vice President of that company from August 1991 to August 1996.

(29) Mr. Lawce has been Vice President- Purchasing of  Rutland since
  September 1996. Prior to that, Mr. Lawce was Vice President-Purchasing of that company from August 1991 to August 1996.

(30) Mr. Straka has been President of Airgas Specialty Gases, Inc. a subsidiary of the Company, since August 1, 1996. Prior to that, Mr. Straka was the President of Southern California Airgas, Inc., a former subsidiary of the Company, from June 1993 to July 1996.

(31) Mr. Rush has been President, Airgas-South, Inc. , a subsidiary of the Company, since January 1998. Prior to that, Mr. Rush served as Division President- South from December 1995 to December 1997.

(32) Mr. Winn was Director of CO2 Development for the Company from
  September 1996 to July 1997.  Prior to that, Mr. Winn was the President of
  Southeast Airgas, Inc., a former subsidiary of the Company, from February
  1993 to August 1996.


Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Company's Common Stock is The Bank of New York.

                               LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Selling Stockholders by McCausland, Keen & Buckman, Radnor, Pennsylvania. Certain attorneys of McCausland, Keen & Buckman beneficially own, in the aggregate, 25,828 shares of the Company's Common Stock.

                                  EXPERTS

     The consolidated financial statements and schedules of Airgas, Inc. as of March 31, 1998 and 1997, and for each of the years in the three-year period ended March 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or other person
has been authorized to  give any
information or to make any representations
not contained in this Prospectus in
connection with the offer contained
herein, and, if given or made, such
information  or representation must
not be relied upon as having been
authorized by the Company or Selling
Stockholders. This Prospectus does
not constitute an offer to sell, or a
solicitation of an offer to buy any
securities offered hereby in any                      AIRGAS, INC.
jurisdiction to any person to whom it           723,513 Shares of Common Stock
is not lawful to make any such offer
or solicitation in such jurisdiction.
Neither the delivery of this Prospectus
nor any sale made hereunder shall, under
any circumstances, create an implication
that there has been no change in the
affairs of the Company since the date
hereof or that the information
contained herein is correct as of
any time subsequent to its date.
_______________________                         ____________________________
                                                         PROSPECTUS
TABLE OF CONTENTS                               ____________________________

Available Information. . .. . 5                   _____________, 1998
Incorporation by Reference. . 6
The Company. . . . . . . . .  7
The Offering . . . . . . . .  7
Use of Proceeds. . . . . . .  8
Plan of Distribution . . . .  8
Selling Stockholders . . . .  9
Legal Matters. . . . . . . .  12
Experts. . . . . . . . . . .  12

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

               Registration Fee         $ 2,686 *
               NYSE Listing Fee           1,500
               Printing and Engraving     1,000
               Accounting Fees            3,000
               Legal Fees                 5,000
               Miscellaneous              5,000

                    Total               $18,186

     _________________
      *   Actual


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except the indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Company's articles of incorporation provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by Delaware law. The articles also provide that the Company may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements) and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts. The Company has entered into such indemnification agreements with its directors and executive officers.

ITEM 16.  EXHIBITS.

     5. Opinion and consent of McCausland, Keen & Buckman, counsel to the Company.

     10.1 Exchange Rights Agreement dated October 1, 1989 (Incorporated by reference to Exhibit 10.13 to the Company's March 31, 1992 annual report on Form 10-K).

     10.2 First Amendment to Exchange Rights Agreement dated April 30, 1992 (Incorporated by reference to Exhibit 10.14 to the Company's March 31, 1992 annual report on Form 10-K).

     10.3 Amended and Restated Exchange Rights Agreement (Incorporated by reference to Exhibit 10.15 to the Company's March 31, 1993 annual report on Form 10-K).

     10.4 First Amendment to Amended and Restated Exchange Rights Agreement dated February 28, 1998, between the Company and Dan L. Tatro (Pursuant to Instruction 2 to Item 601 of Regulaiton S-K, the First Amendment to the Amended and Restated Exchange Rights Agreement, which are substantially identical in all material respects except as to the parties thereto, between the Company and the following individuals are not being filed: Dale E. Hess, Patricia E. Paddock, Ronald Savage, James D. McCarthy, Jr., Max D. Hooper, Robert J. Finch, Richard W. Johnson, Henry B. Coker, Frank B. Sartain, Jeff Allen, Charles Graves, David J. Bauer, Theodore D. Erkenbrack, John Musselman, James A. Muller, Edward A. Lewis, Jr., Charles Leggett, Joseph P. Featherstone, Michel Imielinski, Brian Watson, Christopher Johnston, Joesph P. Rollino, Frank K. Bassoff, Robert
J. Bohrer, George Lawce, Mark A. Straka, Ronald B. Rush and John T. Winn,
III).

     23.1    Consent of McCausland, Keen & Buckman (included in Exhibit 5)

     23.2    Consent of KPMG Peat Marwick LLP.

     24.     Power of Attorney (see signature page)

     99. The registrant's Form 8-K dated December 5, 1996.(Incorporated by reference)


ITEM 17.  UNDERTAKINGS.

I.   Rule 415 Offering.  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II.     Filings Incorporating Subsequent Exchange Act Documents by
Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Acceleration of Effectiveness - Indemnification Undertaking.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES
                                __________

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on August 7, 1998.

                                        AIRGAS, INC.

                                        By:   /S/PETER McCAUSLAND

                                        __________________________________
                                               Peter McCausland,
                                               Director, Chairman of the
                                               Board, President and
                                               Chief Executive Officer


                                         By:   /S/SCOTT M. MELMAN

                                         _________________________________
                                                Scott M. Melman
                                                Vice President and Chief
                                                Financial Officer (Principal
                                                Financial Officer)


                                          By:  /S/JEFFREY P. CORNWELL

                                          ________________________________
                                                Jeffrey P. Cornwell
                                                Assistant Vice President and
                                                Corporate Controller (Principal
                                                Accounting Officer)



                             POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland, Todd R. Craun, and Scott M. Melman, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.




/S/ROBERT E. NAYLOR                            Date:  August 7, 1998
_________________________________
 Robert E. Naylor, Director

/S/ROBERT L. YOHE                              Date:  August 7, 1998
_________________________________
 Robert L. Yohe, Director

/S/FRANK B. FOSTER, III                        Date:  August 7, 1998
_________________________________
 Frank B. Foster, III, Director

/S/JOHN A. H. SHOBER                           Date:  August 7, 1998
_________________________________
  John A. H. Shober, Director

/S/MERRIL L. STOTT                             Date:  August 7, 1998
_________________________________
  Merril L. Stott, Director

/S/RAJIV L. GUPTA                              Date:  August 7, 1998
_________________________________
  Rajiv L. Gupta, Director

/S/W. THACHER BROWN                            Date:  August 7, 1998
_________________________________
   W. Thacher Brown, Director

/S/ARGERIS N. KARABELAS                        Date:  August 7, 1998
_________________________________
   Argeris N. Karabelas, Director